UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2018

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Thomas F. Cowhey as CFO

On March 12, 2018, Surgery Partners, Inc. (the “Company”) announced the appointment of Thomas F. Cowhey to serve as the Chief Financial Officer and principal accounting officer of the Company, effective as of April 2, 2018. Mr. Cowhey succeeds R. David Kretschmer, who will step down from his role as the Company’s Interim Chief Financial Officer, effective as of April 2, 2018. Mr. Kretschmer will continue to serve as the Company’s Chief Strategy and Transformation Officer.

Mr. Cowhey, age 45, joins the Company from Aetna, Inc, where he has served since 2007 with roles in treasury and corporate finance, corporate strategy and development, and financial responsibility. From 2016 to present, he served as the Chief Financial Officer of Aetna’s Institution Business portfolio. During 2016, he served as Chief Financial Officer of Aetna’s Consumer Health & Services portfolio, and from 2010 to 2016, Mr. Cowhey served as Vice President of Investor Relations and Business Development. Prior to his time at Aetna, Mr. Cowhey held a variety of financial management and banking roles. Mr. Cowhey received his B.S. degree in economics from Wesleyan University and an M.B.A. degree with a concentration in health sector management from Duke University.

On March 12, 2018, the Company issued a press release announcing Mr. Cowhey’s appointment as Chief Financial Officer. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Employment Agreement with Thomas F. Cowhey

On March 9, 2018, the Company entered into an employment agreement with Mr. Cowhey (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Cowhey is entitled to receive an annual base salary of $450,000, subject to adjustment at the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. Cowhey is eligible to earn an annual bonus with a target amount equal to 75% of Mr. Cowhey’s base salary, with the amount of such bonus to be determined by the Board or the Compensation Committee based on the achievement of performance goals established by the Board or the Compensation Committee. The Employment Agreement entitles Mr. Cowhey to participate in Company employee benefit plans from time to time in effect for senior executives of the Company, subject to the eligibility and participation requirements thereof.  In addition, Mr. Cowhey is entitled to payment or reimbursement of reasonable expenses incurred in connection with his relocation to a location that is a reasonable commuting distance to the Company’s principal executive offices in Brentwood, Tennessee, including a tax gross-up on such relocation expenses (to the extent such expenses are taxable to him), subject to any restrictions set by the Company and to such reasonable substantiation and documentation as may be specified by the Company.

The Employment Agreement also provides that Mr. Cowhey will be granted, on or as soon as reasonably practicable following commencement of his employment, the following equity incentive awards, each of which is subject in all respects to the Company’s 2015 Omnibus Incentive Plan (a copy of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on October 6, 2015) (the “Incentive Plan”):

(i)                                     A restricted stock award, with the number of shares of common stock of the Company, par value $ 0.01 per share (the “Common Stock”) subject to the award determined by dividing $250,000 by the closing price of a share of Common Stock on the date of grant (the “Restricted Stock Award”). The Restricted Stock Award will vest as to one-third of the award on each of the first three anniversaries of the date of grant, generally subject to continued employment on each vesting date;

(ii)                                  A performance stock unit award, with the number of shares of Common Stock subject to the award determined by dividing $250,000 by the closing price of a share of Common Stock on the date of grant (the “PSU Award”); and

(iii)                               A leveraged performance unit award (the “LPU Award”) with a target number of units equal to 29,603 shares of Common Stock.

Beginning in 2019, Mr. Cowhey will also be eligible for annual equity grants under the Incentive Plan with an annual target amount of $500,000, subject to approval of the Board (or an anuthorized committee thereof) in such forms determined by the Board or its designee in its discretion.

The Employment Agreement may be terminated (i) by Mr. Cowhey upon 30 days’ advance written notice, (ii) by Mr. Cowhey for “Good Reason,” (iii) upon Mr. Cowhey’s death or disability or (iv) by the Company at any time for “Cause” or without “Cause.” If Mr. Cowhey’s employment is terminated by the Company without “Cause” or by Mr. Cowhey for “Good Reason”, Mr. Cowhey will be entitled to receive, subject to his timely and effective execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, (i) 12 months’ base salary, payable in the form of salary continuation over the 12-month period following the date of termination, (ii) 12 months’ continued welfare benefits to the extent permissible under the relevant benefit plans at the same cost to Mr. Cowhey as if he were still an active employee (or if health insurance coverage is not continuable under the terms of the relevant plans, the cost of COBRA coverage less the cost of Mr. Cowhey’s health insurance as if Mr. Cowhey were still an active employee), (iii) an amount equal to Mr. Cowhey’s target annual bonus, payable in lump-sum within two and a half months after the end of the applicable year (to the extent not previously paid), paid at the time that bonuses are regularly paid to employees, (iv) any awarded but unpaid bonus for the prior year, (v) with respect to each restricted stock award held by Mr. Cowhey as of the date on which his employment terminates that is subject to time-based vesting, accelerated vesting of such restricted stock award to the vesting event next following his termination date, and (iv) with respect to each performance stock unit award or leveraged performance unit award held by Mr. Cowhey as of the date on which his employment terminates that has been converted into “earned shares”, accelerated vesting of the “earned shares” subject to the performance stock unit award or leveraged performance unit award, as applicable, to the vesting event next following his termination date. If Mr. Cowhey’s employment is terminated by the Company without “Cause” or by Mr. Cowhey for “Good Reason”, in each case within 90 days prior to or 18 months following a change in control, Mr. Cowhey is entitled to be paid the above severance benefits in a single lump-sum payment no later than 30 days following such termination of employment.

Pursuant to the Employment Agreement, Mr. Cowhey is bound by certain restrictive covenants, including non-competition, interference with relationships, and non-solicitation restrictions for a period of 12 months following the termination of his employment. The Employment Agreement includes certain other customary terms, including with respect to protection of confidential information and documents, assignment of intellectual property rights and reimbursement of business expenses.

Mr. Cowhey will also enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Appointment of Dennis Dean as Principal Accounting Officer

On March 9, 2018, Dennis Dean, Senior Vice President and Corporate Controller of the Company was designated as the Company’s principal accounting officer, effective immediately. Mr. Dean will serve as the Company’s principal accounting officer until April 2, 2018, when Mr. Cowhey begins his term as Chief Financial Officer.

Mr. Dean, age 45, has served as Vice President and Corporate Controller of Surgery Center Holdings, Inc. since the Company’s acquisition of Symbion in November 2014 and as Senior Vice President and Corporate Controller of Surgery Partners, Inc. since April 2015. Mr. Dean previously served as Vice President and Corporate Controller of Symbion Holdings Corporation and Symbion, Inc. from January 2008 to November 2014. Prior to joining Symbion, he co-founded Resource Partners, LLC, a healthcare-focused financial consulting firm, and began his career at Deloitte & Touche LLP. He is also a Certified Public Accountant. Mr. Dean holds a B.S. in Accounting and an MAcc from Western Kentucky University.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between Surgery Partners, Inc. and Thomas F. Cowhey, dated March 9, 2018.
99.1	Press Release, dated March 12, 2018 issued by Surgery Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

	By:	/s/ Jennifer Baldock
Jennifer Baldock
Senior Vice President, General Counsel

Date: March 12, 2018